UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
of the
SECURITIES EXCHANGE ACT OF 1934

Date of Event Requiring Report: June 28, 2006

SONA DEVELOPMENT CORP.

(Exact name of registrant as specified in its charter)

TEXAS
(State or other jurisdiction of incorporation or organization)

0-28311 (Commission File Number)	76-027334 (IRS Employer Identification Number)

Nora Coccaro, Chief Executive Officer

2610-1066 West Hastings Street,  Vancouver, British Columbia V6E 3X2
(Address of principal executive offices)

(604) 602-1717
(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, If Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01           ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

Sona Development Corp. (the “Corporation”) entered into an Agreement of Acquisition and Plan of Reorganization (the “Agreement”) with Sibling Entertainment Group, Inc. (“Sibling”), an unrelated party, on June 28, 2006. The Agreement provides for the Corporation’s acquisition of Sibling’s subsidiaries. Sibling, through its subsidiaries, is an entertainment development and production company based in New York City.

The Agreement anticipates a share exchange pursuant to which the Corporation will issue up to 33,267,472 shares of common stock for all the issued and outstanding shares Sibling’s subsidiaries on the closing date. The Corporation will further grant 16,239,972 purchase warrants with terms ranging from 3 to 5 years at exercise prices ranging from $0.275 a share to $1.00 per share.

Under the reorganization, the Corporation will acquire each of Sibling’s four wholly owned subsidiaries: Sibling Theatricals, Inc., Sibling Pictures, Inc., Sibling Music Corp., and Sibling Properties, Inc. Sibling’s subsidiaries own and/or control each of Sibling’s respective divisions and operations of live-stage theatrical operations, music, independent feature films and theatrical real estate.

On closing of the transaction, the Corporation’s name will be changed to “Sibling Entertainment Group, Inc.” The closing date of the Agreement is anticipated for September 1, 2006, subject to each party obtaining shareholder approval.

ITEM 9.01           FINANCIAL STATEMENTS AND EXHIBITS

(c)     The following exhibits are filed herewith:

Exhibit No.	Description
10	Agreement of Acquisition and Plan of Reorganization between the Corporation and Sibling, dated June 28, 2006.
99	Press release announcing the Corporation’s intent to acquire Sibling’s subsidiaries, dated June 29, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Sona Development Corp.                                                                            Date

By: /s/ Nora Coccaro                                                                                     July 11, 2006

Name: Nora Coccaro

Title: Chief Executive Officer